UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2010

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On November 10, 2010, Immucor, Inc. (the “Company”) held its annual meeting of the shareholders at the Company’s headquarters.

Eight directors were elected to the Board of Directors for one year terms expiring at the Company’s 2011 annual meeting of shareholders.  The shareholders also ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 31, 2011.  The final voting results on these matters were as follows:

1. Election of Directors

Nominee for Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
James F. Clouser	56,739,067	1,300,192	5,212,031
Dr. Gioacchino De Chirico	57,062,859	976,400	5,212,031
Dr. Paul V. Holland	56,723,029	1,316,230	5,212,031
Ronny B. Lancaster	56,735,821	1,303,438	5,212,031
Dr. Paul Mintz	54,423,658	3,615,601	5,212,031
G. Mason Morfit	56,914,292	1,124,967	5,212,031
Chris E. Perkins	57,097,425	941,834	5,212,031
Joseph E. Rosen	55,416,789	2,622,470	5,212,031

2.  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Company’s fiscal year ending May 31, 2011:

Votes For	Votes Against	Votes Abstained
63,125,089	93,497	32,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: November 16, 2010	By:	/s/ Philip H. Moïse
Philip H. Moïse
Executive Vice President and General Counsel